Exhibit 10.9

AMENDED AND RESTATED COMMERCIAL PLEDGE AGREEMENT

Borrower:	Advanced Life Sciences, Inc. 1440 Davey Road Woodridge, IL 60517	Lender:	THE LEADERS BANK 2001 YORK ROAD, SUITE 150 OAK BROOK, IL 60523

Grantor:	ALS Ventures, LLC 1440 Davey Rd Woodridge, IL 60517

THIS AMENDED AND RESTATED COMMERCIAL PLEDGE AGREEMENT dated October 23, 2008, is made and executed by and among ALS Ventures, LLC, a Delaware limited liability company (“Grantor”), Advanced Life Sciences, Inc., an Illinois corporation (“Borrower”), and THE LEADERS BANK (“Lender”).  This Agreement amends and restates in its entirety that certain Commercial Pledge Agreement, dated April 18, 2006, by and among Grantor, Borrower and Lender (“Original Pledge Agreement”).  The security interest evidenced by the Original Pledge Agreement is a continuing security interest evidenced by this Agreement, and nothing contained herein shall be deemed to constitute a release or otherwise adversely affect any lien, mortgage or security interest represented by the Original Pledge Agreement.  This Agreement is entered into pursuant to that certain Amended and Restated Business Loan Agreement, dated as of even date herewith, by and between the Borrower and the Lender (“Loan Agreement”), whereby the Lender has agreed to lend Ten Million and 00/100 Dollars to the Borrower subject to the terms and conditions of the Loan Agreement.

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION.  The word “Collateral” as used in this Agreement means all of Grantor’s property (however owned if more than one), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation, the following:

2,540,000 shares of common stock of Advanced Life Sciences Holdings, Inc., a Delaware corporation.

In addition, the word “Collateral” includes all of Grantor’s property (however owned), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character, including, without limitation, each of the following:

(A) All property to which Lender acquires title or documents of title.

(B) All property assigned to Lender.

(C) All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, time certificates of deposit, insurance policies, and all other Instruments and evidences of an obligation.

(D) All records relating to any of the property described in this COLLATERAL DESCRIPTION section, whether in the form of a writing, microfilm, microfiche, or electronic media.

(E) All Income and Proceeds from the Collateral as defined herein.

GRANTOR’S REPRESENTATIONS AND WARRANTIES.  Grantor warrants that: (A) this Agreement is executed at Borrower’s request and not at the request of Lender; (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (C) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower’s financial condition; and (D) Lender has made no representation to Grantor about Borrower or Borrower’s creditworthiness.

GRANTOR’S WAIVERS.  Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Borrower or Grantor, or any other party to the Indebtedness or the Collateral.  Lender may do any of the following with respect to any obligation of Borrower, without first obtaining the consent of Grantor: (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, or (D) exchange or release any Collateral or other security.  No such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future; provided, however, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this RIGHT OF SETOFF section.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  Grantor represents and warrants to Lender that:

Ownership.  Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge.  Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect.  Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender.  This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms.  The foregoing representations and warranties, and all other representations and warranties contained in this Agreement, are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment.  Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults.  There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same.  Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

No Violation.  The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its membership agreement does not prohibit any term or condition of this Agreement.

Financing Statements.  Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest.  At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default.  Lender may file a copy of this Agreement as a financing statement.  If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL.  Lender may hold the Collateral until all indebtedness has been paid and satisfied.  Thereafter, Lender may deliver the Collateral to

Grantor or to any other owner of the Collateral.  Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral.  Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying any liens or claims against the Collateral.  This may include such things as hiring other people, such as attorneys, appraisers or other experts.  Lender may charge Grantor for any cost incurred in so doing.  When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used.  If the Collateral consists of stock, bonds or other Investment Property for which no certificate has been issued, Grantor agrees, at Lender’s request, either to request issuance of an appropriate certificate or to give instructions on Lender’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Lender’s security interest in the Collateral.  Grantor also agrees to execute any additional documents, including but not limited to, a control agreement or any other documents necessary to perfect Lender’s security interest as Lender may desire.

Income and Proceeds from the Collateral.  Lender may receive all Income and Proceeds and add it to the Collateral.  Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds which may be received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash.  At Lender’s option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others.  Lender may (A) extend time for payment or other performance, (B) grant a renewal or change in terms or conditions, or (C) compromise, compound or release any obligation, with anyone or more Obligors, endorsers, or guarantors of the indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

All Collateral Secures Indebtedness.  All Collateral shall be security for the indebtedness, whether the Collateral is located at one or more offices or branches of Lender.  This will be the case whether or not the office or branch where Borrower obtained Borrower’s loan knows about the Collateral or relies upon the Collateral as security.

Collection of Collateral.  Lender, at Lender’s option, may, but need not, collect the Income and Proceeds directly from the Obligors.  Grantor authorizes and directs the Obligors, if Lender decides to collect the Income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lender’s receipt for the payments.

Power of Attorney.  Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact, with full power of substitution, (A) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (B) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (C) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor’s release and acquittance for Grantor; (D) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender’s own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (E) to execute in Grantor’s name and to deliver to the Obligors on Grantor’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest.  Upon Lender’s request, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral.  When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used.  Upon Lender’s request, Grantor will sign and deliver any writings necessary to perfect Lender’s security interest.  If any of the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender’s option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender’s security interest in the Collateral.  Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties.  This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Borrower may not be indebted to Lender.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.  The Agreement also will secure payment of these amounts.  Such rights shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER.  Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value.  In particular, but without limitation, Lender shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (D) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.  Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

REINSTATEMENT OF SECURITY INTEREST.  If payment is made by Borrower, whether voluntarily or otherwise, or by guarantor or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment (A) to Borrower’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, (B) by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of Lender’s property, or (C) by reason of any settlement or compromise of any claim made by Lender with any claimant (including without limitation, Borrower), the Indebtedness shall be considered unpaid for the purpose of enforcement of this Agreement and this Agreement shall continue to be effective or shall be reinstated, as the case may be, notwithstanding any cancellation of this Agreement or of any note or other instrument or agreement evidencing the Indebtedness and the Collateral will continue to secure the amount repaid or recovered to the same extent as if that amount never had been originally received by Lender, and Grantor shall be bound by any judgment, decree, order, settlement or compromise relating to the Indebtedness or to this Agreement.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower falls to make any payment when due under the Indebtedness.

Note Default.  The occurrence of an Event of Default under the Note.

Loan Agreement Default.  The occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents (as defined in the Loan Agreement).

Other Defaults.  Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

Default In Favor of Third Parties.  Should Borrower, Grantor or any guarantor, endorser, surety, or accommodation party of any of the Indebtedness default under any Loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s or any Grantor’s ability to repay the Indebtedness or perform their respective obligations under this Agreement or any of the Related Documents.

False statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower’s or Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency.  The dissolution or termination of Borrower’s or Grantor’s existence as a going business, the Insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower’s or Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness.  This includes garnishment of any of Borrower’s or Grantor’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if (A) there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and (B) if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits, with Lender, monies or a surety bond for the creditor or forfeiture proceeding in an amount determined by Lender, in its sale discretion, as being an adequate reserve or bond for the dispute.

Insufficient Market Value of Collateral.  The market value of the Collateral falls below $1,016,000.00, and as a result of the deterioration of the market value of the Collateral, Grantor does not, by the close of business on the next business day after Grantor has received notice from Lender of the deterioration, either (A) reduce the amount of the Indebtedness in this loan as required by Lender or (B) pledge or grant an additional security interest to increase the value of the Collateral as required by Lender.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change.  A material adverse change occurs in Borrower’s or Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.   Lender, in good faith, believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise anyone or more of the following rights and remedies:

Accelerate Indebtedness.  Declare all Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Grantor.

Collect the Collateral.  Collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

Sell the Collateral.  Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, and other persons as required by law, notice at least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made; provided, however, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale.  Grantor agrees that any requirement of reasonable notice as to Grantor is satisfied if Lender malls notice by ordinary mall addressed to Grantor at the last address Grantor has given Lender in writing.  If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold.  Lender may be a purchaser at any public sale.

Sell Securities.  Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws.  If, because of restrictions under such laws, Lender is unable or believes it is unable to sell the securities in an open market transaction, Grantor agrees that (A) Lender will have no obligation to delay sale until the securities can be registered, and (B) Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction.  Such a sale will be considered commercially reasonable.  If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such Issuer without obtaining Lender’s prior written consent.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral.  In addition to other rights and remedies granted under this Agreement and under applicable law, Lender may exercise any or all of the following rights and remedies: (A) register with any issuer or broker or other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively, “Investment Property”) in Lender’s sole name or in the name of Lender’s broker, agent or nominee; (B) cause any issuer, broker or other securities intermediary to deliver to Lender any of the Collateral consisting of securities or Investment Property capable of being delivered; (C) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Lender may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Lender any of the rights provided hereunder without further notice to or consent by Grantor; (D) execute any such control agreement on Grantor’s behalf and in Grantor’s name, and Grantor hereby irrevocably appoints Lender as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Grantor’s behalf; (E) exercise any and all rights of Lender under any such control agreement or power of attorney; (F) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (G) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of Investment Property.  Any control agreement entered with respect to any Investment Property shall contain the following provisions:

(1)  At Lender’s discretion, Lender shall be authorized to instruct the issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the Investment Property as Lender may instruct, without further notice to or consent by Grantor.  Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders.

(2)  Lender shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any Investment Property, or to pay the cash surrender or account termination value with respect to any and all Investment Property, and to deliver all such payments and liquidation proceeds to Lender.

Additionally, any such control agreement shall contain such authorizations as are necessary to place Lender in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code of the State of Illinois (the “UCC”), and shall fully authorize Lender to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the UCC.

Foreclosure.  Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title.  Effect transfer of title upon sale of all or part of the Collateral.  For this purpose, Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies.  Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the UCC, at law, in equity, or otherwise.

Application of Proceeds.  Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the indebtedness of Borrower to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear.  Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the indebtedness.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Grantor agrees to pay upon demand all of Lender’s costs and expenses, Including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement upon any Event of Default.  Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by federal applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Illinois.

Choice of Venue.  If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of DuPage County, State of Illinois.

Joint and Several Liability.  All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower.  This means that each Borrower and Grantor signing below is responsible for all obligations in this Agreement.  Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States man, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s currant address.  Unless otherwise provided or required by law, if there are more than one Grantor, any notice given by lender to any Grantor is deemed to be notice given to all Grantors.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the indebtedness.

Time Is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the UCC:

Agreement. The word “Agreement” means this Amended and Restated Commercial Pledge Agreement, as this Amended and Restated Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedule’s attached to this Amended and Restated Commercial Pledge Agreement from time to time.

Borrower.  The word “Borrower” means Advanced Life Sciences, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral:  The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default:  The word “Default” means the Default set forth in the DEFAULT section of this Agreement.

Event of Default:  The words “Event of Default” mean any of the events of default set forth in this Agreement in the DEFAULT section of this Agreement.

Grantor.  The word “Grantor” means ALS Ventures, LLC.

Guaranty.  The word “Guaranty” means the guaranty from any guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Income and Proceeds.  The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means THE LEADERS BANK, its successors and assigns.

Note.  The word “Note” means that certain Amended and Restated Note, dated as of even date herewith, executed by Borrower in favor of the Lender in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note.

Obligor.  The word “Obligor” means, without limitation, any and all persons obligated to pay money or to perform some other act under the Collateral.

Property.  The word “Property” means all of Grantor’s right, title and interest in and to all the property as described in the COLLATERAL DESCRIPTION section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed In connection with the Indebtedness.

UCC.  The word “UCC” means the Uniform Commercial Code of the State of Illinois, as amended.

[SIGNATURE PAGE FOLLOWS]

BORROWER AND GRANTOR HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREE TO ITS TERMS.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

GRANTOR:

ALS VENTURES, LLC

By:	/s/ Michael T. Flavin
Michael T. Flavin, Manager

BORROWER:

ADVANCED LIFE SCIENCES, INC.

By:	/s/ John L. Flavin
John L. Flavin, President

LENDER:

THE LEADERS BANK

By:	/s/ John Prosia
John Prosia, Executive Vice President

[Signature Page to Amended and Restated Commercial Pledge Agreement]